Exhibit 99.2

For Immediate Release	For Further Information Contact:
Monday, February 3, 2003	Robert E. Phaneuf
Vice President—Corporate Development
918/592-0101

VINTAGE PETROLEUM ANNOUNCES CALL FOR REDEMPTION OF

ITS 9% SENIOR SUBORDINATED NOTES DUE 2005

Tulsa, Oklahoma – Vintage Petroleum, Inc. announced today that it has called for redemption of all the remaining $50 million of the company’s outstanding 9% senior subordinated notes due 2005. The notes will be redeemed on March 5, 2003, at a redemption price of 101.5 percent of the principal amount of the notes, plus accrued interest to March 5, 2003.

Vintage Petroleum, Inc. is an independent energy company engaged in the acquisition, exploitation, exploration and development of oil and gas properties and the marketing of natural gas and crude oil. The company is headquartered in Tulsa, Oklahoma, and its common stock is traded on the New York Stock Exchange under the symbol VPI. For additional information, visit the company website at www.vintagepetroleum.com.